Exhibit 10.6
EXECUTION VERSION

AMENDMENT AGREEMENT
This AMENDMENT AGREEMENT, dated as of May 8, 2017 (this “Agreement”), is entered into by and among BRIGHT HORIZONS FAMILY SOLUTIONS LLC, a Delaware limited liability company (the “Borrower”), BRIGHT HORIZONS CAPITAL CORP., a Delaware corporation (“Holdings”), JPMORGAN CHASE BANK, N.A. (“JPMCB”), as administrative agent (in such capacity, the “Administrative Agent”) and L/C Issuer, each Existing Lender referred to below who has delivered signature pages hereto and each financial institution identified on the signature pages hereto as a “New Lender” (the “New Lenders”), amends the Credit Agreement, dated as of January 30, 2013, by and among the Borrower, Holdings, JPMCB, as Administrative Agent and L/C Issuer, the lenders party thereto (the “Existing Lenders”) and the other parties party thereto from time to time (as amended and restated as of November 7, 2016, the “Existing Credit Agreement”). The Existing Credit Agreement as amended by this Agreement is referred to herein as the “Amended Credit Agreement”. Capitalized terms not otherwise defined in this Agreement have the meanings ascribed to such terms in the Existing Credit Agreement.
WITNESSETH:
WHEREAS, pursuant to the Existing Credit Agreement, the Term Lenders have made Term B Loans (such loans outstanding immediately prior to the effectiveness of this Agreement, collectively, the “Existing Term Loans”) to the Borrower;
WHEREAS, pursuant to the Existing Credit Agreement, the Revolving Credit Lenders have made Revolving Credit Loans (such loans outstanding immediately prior to the effectiveness of this Agreement, collectively, the “Existing Revolving Credit Loans”) and have made the Revolving Credit Commitments (such commitments outstanding immediately prior to the effectiveness of this Agreement, the “Existing Revolving Credit Commitments”) to the Borrower;
WHEREAS, in accordance with Section 2.17 of the Existing Credit Agreement, the Borrower has requested that (a) the persons listed on Schedule 1 hereto (the “Refinancing Term Lenders”) commit to provide Other Term Loans in the amounts set forth opposite such Refinancing Term Lender’s name on Schedule 1 and (b) the persons listed on Schedule 2 hereto (the “Refinancing Revolving Lenders” and, together with the Refinancing Term Lenders, the “Refinancing Lenders”) commit to provide Other Revolving Credit Loans and Other Revolving Credit Commitments, in each case the amounts set forth opposite such Refinancing Revolving Lender’s name on Schedule 2 and JPMCB, as Administrative Agent and L/C Issuer has approved of each New Lender;
WHEREAS, (i) the proceeds of the Other Term Loans will be used to prepay in full the Existing Term Loans, (ii) the proceeds of the Other Revolving Credit Loans borrowed on the date hereof will be used to prepay in full the Existing Revolving Credit Loans, (iii) cash on hand of the Borrower will be used to pay all accrued and unpaid interest on the Existing Term Loans and Existing Revolving Credit Loans and all related fees and expenses;
WHEREAS, the Refinancing Term Lenders are willing to provide the Other Term Loans to the Borrower, and the Refinancing Revolving Lenders are willing to provide the Other Revolving Credit Loans and Other Revolving Credit Commitments to the Borrower, in each case pursuant to the terms and subject to the conditions set forth herein;
WHEREAS, the Borrower has requested that, immediately after the making of the Other Revolving Credit Loans and the Other Revolving Credit Commitments, the Existing Credit Agreement be amended to provide, among other things, for the modification of Section 7.11 of the Existing Credit Agreement as set forth herein; and
WHEREAS, with respect to such Other Term Loans, Other Revolving Credit Loans and Other Revolving Credit Commitments, JPMCB, Barclays Bank PLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated have been appointed to act as joint lead arrangers and joint bookrunners (collectively, the “Arrangers”).

NOW, THEREFORE, in consideration of the premises and the covenants and obligations contained herein, the parties hereto agree as follows:
SECTION 1.    Refinancing Amendment.
(a)    This Section 1 and Section 2 hereto constitute a “Refinancing Amendment” pursuant to which (i) each Refinancing Term Lender commits to make, severally but not jointly, to the Borrower Other Term Loans on the Effective Date in a principal amount equal to the amount set forth opposite such Refinancing Term Lender’s name under the heading “Other Term Loans” on Schedule 1 hereto (each, an “Other Term Loan Commitment”) and (ii) each Refinancing Revolving Lender commits to make, severally but not jointly, to the Borrower Other Revolving Credit Commitments on the Effective Date in a principal amount equal to the amount set forth opposite such Refinancing Revolving Lender’s name under the heading “Other Revolving Credit Commitments” on Schedule 2 hereto. Each of the parties hereto agrees that, after giving effect to this Agreement, the Revolving Credit Commitment of each Revolving Credit Lender (as of the Effective Date) shall be as set forth on Schedule 2 hereto. The aggregate principal amount of the Other Term Loan Commitments of all Refinancing Term Lenders as of the date of this Agreement is $1,072,312,500. The aggregate principal amount of the Other Revolving Credit Commitments of all Refinancing Revolving Lenders as of the date of this Agreement is $225,000,000. Unless previously terminated, the Other Term Loan Commitments shall terminate at 5:00 p.m., New York City time, on the date of initial funding of the Other Term Loans.
(b)    Other Term Loans borrowed under this Section 1 and repaid or prepaid may not be reborrowed. Other Term Loans and Other Revolving Credit Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided in the Existing Credit Agreement and the Amended Credit Agreement.
(c)    The Borrower shall use (i) the proceeds of the Other Term Loans to prepay in full, on the Effective Date, the outstanding principal amount of the Existing Term Loans, (ii) the proceeds of the Other Revolving Credit Loans to be made on the Effective Date to prepay in full, on the Effective Date, the outstanding principal amount of the Existing Revolving Credit Loans, and (iii) cash on hand to pay (A) all accrued but unpaid interest and fees on the Existing Term Loans and Existing Revolving Credit Loans and (B) all fees, costs and expenses incurred or payable by the Borrower in connection with the foregoing and with the execution and delivery of this Agreement by each person party hereto, the satisfaction and/or waiver of the conditions to the effectiveness hereof and the consummation of the transactions contemplated hereby (including the borrowing of the Other Term Loans and the Other Revolving Credit Loans).
(d)    Notwithstanding anything herein (including Sections 1(a) and 1(c) hereof) or in the Existing Credit Agreement to the contrary, (i) each Refinancing Term Lender holding an Existing Term Loan immediately prior to the Effective Date (each such Refinancing Term Lender, an “Existing Term Lender”) that, by executing and delivering a signature page hereto, elects “cashless roll” treatment shall be deemed to have made to the Borrower an Other Term Loan on the Effective Date in an amount (such Existing Term Lender’s “Cashless Roll Term Amount”) equal to the lesser of (A) the aggregate principal amount of the Existing Term Loan held by such Existing Term Lender immediately prior to the Effective Date (such Existing Lender’s “Existing Term Loan Amount”) and (B) such Existing Term Lender’s Other Term Loan Commitment; provided that if such Existing Term Lender’s Other Term Loan Commitment exceeds such Existing Lender’s Existing Term Loan Amount, then such Existing Term Lender shall be required to make an Other Term Loan to the Borrower on the Effective Date in accordance with Section 1(a) hereof in an aggregate principal amount equal to such excess, and (ii) the Borrower shall be deemed to have prepaid, on the Effective Date, an amount of the Existing Term Loan of each Existing Lender in an aggregate principal amount equal to the lesser of (A) such Existing Term Lender’s Existing Term Loan Amount and (B) such Existing Term Lender’s Other Term Loan Commitment; provided that (1) if such Existing Term Lender’s Existing Term Loan Amount exceeds such Existing Term Lender’s Other Term Loan Commitment, then the Borrower shall be required to prepay in full, on the Effective Date in accordance with Section 1(c) hereof, the outstanding principal amount of the Existing Term Loan of such Existing Term Lender not deemed to be prepaid pursuant to this clause (ii) and (2) notwithstanding the operation of this clause (ii), the Borrower shall be required to pay to such Existing Term Lender, on the Effective Date, all accrued but unpaid interest and fees on the outstanding principal amount of the Existing Term Loans of such Existing Term Lender immediately prior to the Effective Date.

(e)    Each of the parties hereto agrees that after giving effect to this Agreement, the Revolving Credit Commitments under the Credit Agreement shall be as set forth on Schedule 2 hereto and shall replace the Existing Revolving Credit Commitments. In connection with this Agreement, the Existing Revolving Credit Loans shall be, or deemed to be, repaid in full on the Effective Date, together with all accrued and unpaid interest thereon and all related fees and expenses, and concurrently with such prepayment, new Revolving Credit Loans will be made by, or reallocated to, the Refinancing Revolving Lenders party hereto in an aggregate principal amount equal to the Existing Revolving Credit Loans, based on each such Refinancing Revolving Lender’s new Revolving Credit Commitments on Schedule 2 hereto.
(f)    Each of the parties hereto agrees that after giving effect to this Agreement, each Letter of Credit issued under the Existing Credit Agreement on or prior to the Effective Date shall be deemed to constitute a Letter of Credit issued under the Amended Credit Agreement and the Revolving Credit Lender that is an issuer of such Letter of Credit shall be deemed to be an L/C Issuer for such Letter of Credit; provided that any renewal or replacement of any such Letter of Credit shall be issued by an L/C Issuer pursuant to the terms of the Amended Credit Agreement.
(g)    Each of the parties hereto agrees that no amounts shall be due under Section 3.05 of the Existing Credit Agreement in respect of the transactions set forth in this Section 1.
SECTION 2.    Refinancing Amendments to Existing Credit Agreement
(a)    The following defined terms shall be added to Section 1.01 of the Existing Credit Agreement in the appropriate alphabetical order:
“New Commitment” has the meaning specified in Section 2.10(d).
“Refinancing Amendment Agreement” means the Amendment Agreement, dated as of May 8, 2017, by and among the Borrower, Holdings, the Administrative Agent and the Lenders party thereto.
“Refinancing Amendment Effective Date” means May 8, 2017.
“Rolled Commitment” has the meaning specified in Section 2.10(d).
(b)    The definition of “Applicable Rate” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended by:
(i)    replacing clause (a) thereof in its entirety with the text “with respect to Term B Loans, (A) for Eurocurrency Rate Loans, 2.25% and (B) for Base Rate Loans, 1.25%”;
(ii)    replacing clause (b) thereof in its entirety with the following text:
“with respect to unused Revolving Credit Commitments and the commitment fee therefor, (i) until delivery of financial statements for the first full fiscal quarter of the Borrower ending after the Refinancing Amendment Effective Date, 0.40%, and (ii) thereafter, the percentages per annum set forth in the table below, based upon the Consolidated First Lien Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Consolidated First Lien Net Leverage Ratio	Commitment Fee for unused Revolving Credit Commitments
1	Greater than 3.00:1.00	0.40%
2	Greater than 2.00:1.00 but less than or equal to 3:00:1:00	0.35%
3	Less than or equal to 2.00:1.00	0.30%”; and

(iii)    replacing clause (c) thereof in its entirety with the following text:
“with respect to Revolving Credit Loans and Letter of Credit fees (i) prior to delivery of financial statements for the first full fiscal quarter of the Borrower ending after the Refinancing Amendment Effective Date, (A) for Eurocurrency Rate Loans, 2.25%, (B) for Base Rate Loans, 1.25% and (C) for Letter of Credit fees, 2.25% and (ii) thereafter, the following percentages per annum set forth in the table below, based upon the Consolidated First Lien Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Consolidated First Lien Net Leverage Ratio	Eurocurrency Rate for Revolving Credit Loans and Letter of Credit fees	Base Rate for Revolving Credit Loans
1	Greater than 3.00:1.00	2.25%	1.25%
2	Greater than 2.00:1.00 but less than or equal to 3.00:1.00	2.00%	1.00%
3	Equal to or less than 2.00:1.00	1.75%	0.75%

(c)    The definition of “Eurocurrency Rate” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended by replacing the proviso at the end of such definition in its entirety with the following text: “provided that the Eurocurrency Rate will be deemed not to be less than (i) with respect to Term B Loans, 0.75% per annum (the “LIBOR Floor”) and (ii) with respect to Revolving Credit Loans, 0.00% per annum.”
(d)    The definition of “Maturity Date” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended by replacing the date “July 31, 2019” in clause (a) thereof with the date “July 31, 2022”.
(e)    Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the definition of Compliance Event.
(f)    Section 1.11(a) of the Existing Credit Agreement is hereby amended by:
(i)    amending and replacing the text “(it being understood that for purposes of determining pro forma compliance with Section 7.11, if no Test Period with an applicable level cited in Section 7.11 has passed, the applicable level shall be the level for the first Test Period cited in Section 7.11 with an indicated level)” in such Section with the text “(it being understood that for purposes of determining pro forma compliance with Section 7.11, if (i) no Test Period with an applicable level cited in Section 7.11 has passed, the applicable level shall be the level for the first Test Period cited in Section 7.11 with an indicated level and (ii) all Test Periods with an applicable level cited in Section 7.11 have passed, the applicable level shall be the level for the last Test Period cited in Section 7.11 with an indicated level)”; and
(ii)    deleting the last sentence of such Section.
(g)    Section 2.06(a) of the Existing Credit Agreement is hereby amended by replacing the text “Amendment and Restatement Effective Date” in the last sentence thereof with the text “Refinancing Amendment Effective Date”.
(h)    Section 2.08(a) of the Existing Credit Agreement is hereby amended and restated in its entirety with the following text:
“(a)    The Borrower shall repay to the Administrative Agent for the ratable account of the Term B Lenders (A) on the last Business Day of each March, June, September and December, commencing with the last Business Day of September, 2017, an aggregate amount equal to 0.25% of the aggregate principal amount of all Term B Loans (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06 and

Section 10.07(n)) and (B) on the Maturity Date for the Term B Loans, the aggregate principal amount of all Term B Loans outstanding on such date.”
(i)    Section 2.10(b) of the Existing Credit Agreement is hereby amended by replacing the text “Amendment and Restatement Effective Date” with the text “Refinancing Amendment Effective Date”.
(j)    Section 2.10(d) of the Existing Credit Agreement is hereby amended and restated in its entirety with the following text:
“(d) The Borrower agrees to pay on the Refinancing Amendment Effective Date to each Revolving Credit Lender a closing fee (i) with respect to Other Revolving Credit Commitments by Existing Lenders (as defined in the Refinancing Amendment Agreement) in an amount equal to 0.25% of the lesser of (x) such Revolving Credit Lender’s Revolving Credit Commitments under the Existing Credit Agreement (as defined in the Refinancing Amendment Agreement) and (y) such Revolving Credit Lender’s Other Revolving Credit Commitments (such commitment, a “Rolled Commitment”) and (ii) with respect to Other Revolving Credit Commitments by (A) Revolving Credit Lenders that were not lenders under the Existing Credit Agreement or (B) Lenders who were lenders under the Existing Credit Agreement but only to the extent the Other Revolving Credit Commitment of such Lender exceed its Rolled Commitment (each, a “New Commitment”), 0.375% of the amount of such Revolving Credit Lender’s New Commitment. Such closing fees shall be in all respects fully earned, due and payable on the Refinancing Amendment Effective Date and non-refundable and non-creditable for any reason whatsoever thereafter.”

(k)    Subject to the terms and conditions set forth herein and in the Existing Credit Agreement, on the Effective Date, (i) the term “Term B Loans” and “Effective Date Term B Loans” shall be deemed to refer to the Other Term Loans made pursuant to this Agreement, (ii) the term “Revolving Credit Commitment” shall be deemed to refer to the Other Revolving Credit Commitments made pursuant to this Agreement, (iii) the term “Revolving Credit Loans” shall be deemed to include the Other Revolving Credit Loans made pursuant to this Agreement, (iv) the Refinancing Term Lenders shall have all of the rights and obligations of a “Term B Lender”, an “Effective Date Term B Lender” and a “Lender” as set forth therein and (v) the Refinancing Revolving Lenders shall have all of the rights and obligations of a “Revolving Credit Lender” and a “Lender” as set forth therein.
(l)    Each Refinancing Lender, by delivering its signature page to this Agreement, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by any Agent, the Required Lenders or any other Lenders, as applicable, on the Effective Date (and after giving effect to the amendment of the Existing Credit Agreement).
SECTION 3.    Other Amendments to Existing Credit Agreement. Effective immediately following the transactions contemplated by Sections 1 and 2 hereof:
(a)    the Borrower and the Refinancing Revolving Lenders, which constitute the Required Facility Lenders, agree that Section 7.11 of the Existing Credit Agreement is hereby amended by (i) deleting the text “Upon each Compliance Event,” and capitalizing the word “permit” in the first sentence thereof and (ii) replacing the table set forth therein with the following table:

Fiscal Year	March 31	June 30	September 30	December 31
2017	N/A	5.00:1.00	5.00:1.00	5.00:1.00
2018	5.00:1.00	4.75:1.00	4.75:1.00	4.75:1.00
2019	4.75:1.00	4.75:1.00	4.75:1.00	4.75:1.00
2020	4.75:1.00	4.50:1.00	4.50:1.00	4.50:1.00
2021	4.50:1.00	4.25:1.00	4.25:1.00	4.25:1.00
2022	4.25:1.00	4.25:1.00	N/A	N/A

(b)    the Borrower and the Refinancing Lenders, which constitute the Required Lenders, agree that for all purposes under the Amended Credit Agreement references to the Financial Covenant shall mean the Financial Covenant, as amended by this Agreement, including for purposes of determining Pro Forma Compliance with the Financial Covenant as a condition to taking an action under the Amended Credit Agreement.
SECTION 4.    Conditions Precedent to the Effectiveness of the Agreement
(a)    This Agreement shall become effective on the date when each of the following conditions precedent shall have been satisfied or waived (the “Effective Date”):
(i)    The Administrative Agent shall have received from the Borrower a prepayment notice and a Committed Loan Notice pursuant to the terms of the Existing Credit Agreement;
(ii)    The Administrative Agent shall have received each of the following, each dated the Effective Date:
(1)    (i) this Agreement, duly executed by the Borrower, JPMCB in its capacity as the Administrative Agent and L/C Issuer and the Refinancing Lenders and (ii) a Term Note and/or Revolving Credit Note, executed by the Borrower in favor of each Refinancing Lender that has requested a Term Note and/or Revolving Note at least three (3) Business Days in advance of the Effective Date;
(2)    a written opinion of Ropes & Gray LLP, counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent;
(3)    certificates of good standings from the applicable secretary of state of the state of organization of each Loan Party, certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Effective Date;
(4)    the Reaffirmation Agreement, duly executed by each Loan Party in the form attached hereto as Exhibit A;
(5)    a certificate attesting to the Solvency of the Borrower and its Restricted Subsidiaries (taken as a whole) on the Effective Date after giving effect to the transactions contemplated by this Agreement, including the making of the Other Term Loans and the Other Revolving Credit Loans and the application of the proceeds therefrom, from the chief financial officer of the Borrower; and
(6)    a certificate of a Responsible Officer of the Borrower certifying as to the matters specified in Section 5 (Representations and Warranties) and clauses (a)(iii) and (a)(iv) below;
(iii)    no Default or Event of Default shall exist or would exist after giving effect to this Agreement, including from the making of the Other Term Loans and the Other Revolving Credit Loans and the application of the proceeds therefrom;
(iv)    the representations and warranties of each Loan Party set forth in Article V of the Existing Credit Agreement and in each other Loan Document shall be true and correct in all material respects on and as of the Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates;

(v)    the Borrower shall have paid: (i) all amounts referred to in Section 6 (Fees and Expenses) of this Agreement that have been invoiced to the Borrower at least three (3) Business Days prior to the Effective Date (or as otherwise reasonably agreed by the Borrower), and (ii) to each Refinancing Lender, the closing fee set forth in Section 2.10(d) of the Existing Credit Agreement, as amended by Section 2(g) above; and
(vi)    the Borrower shall have provided to the Administrative Agent at least three (3) days prior to the Effective Date (or such shorter period as the Administrative Agent may agree in its sole discretion), all documentation and other information about the Borrower and the Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, that has been requested by the Administrative Agent at least six (6) Business Days prior to the Effective Date.
The Administrative Agent shall notify the Borrower, the Existing Lenders and the Refinancing Lenders of the Effective Date and such notice shall be conclusive and binding.
SECTION 5.    Representations and Warranties
On and as of the Effective Date, the Borrower hereby represents and warrants that (a) this Agreement has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to Debtor Relief Laws and general principles of equity (whether considered in a proceeding in equity or law) and an implied covenant of good faith and fair dealing, and the Existing Credit Agreement (as amended by this Agreement) constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to Debtor Relief Laws and general principles of equity (whether considered in a proceeding in equity or law) and an implied covenant of good faith and fair dealing, (b) no Default or Event of Default shall exist or would exist after giving effect to this Agreement, including from the making of the Other Term Loans and the Other Revolving Credit Loans on the date hereof and the application of the proceeds therefrom.
SECTION 6.    Fees and Expenses
The Borrower shall pay (a) in accordance with the terms of Section 10.04 of the Existing Credit Agreement all costs and expenses of the Administrative Agent in connection with the preparation, negotiation, syndication, execution and delivery of this Agreement (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto) and (b) any other fees separately agreed between the Borrower and any of the Arrangers.
SECTION 7.    Reallocation and Reference to the Effect on the Loan Documents
(a)    As of the Effective Date, (i) each reference in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Amended Credit Agreement, (ii) each Person executing this Agreement in its capacity as an Refinancing Term Lender shall become a “Lender”, a “Term Lender” and a “Term B Lender” under the Existing Credit Agreement for all purposes of the Existing Credit Agreement and the other Loan Documents and shall be bound by the provisions of the Existing Credit Agreement (as amended by this Agreement) as a Lender holding Term B Loans, (iii) each Person executing this Agreement in its capacity as an Refinancing Revolving Lender shall become a “Lender” and a “Revolving Credit Lender” under the Existing Credit Agreement for all purposes of the Existing Credit Agreement and the other Loan Documents and shall be bound by the provisions of the Existing Credit Agreement (as amended by this Agreement) as a Lender holding Revolving Credit Commitments and Revolving Credit Loans.
(b)    The Borrower hereby reaffirms all its liens and other obligations granted or incurred pursuant to the Loan Documents, all of which liens and obligations shall remain in full force and effect (as amended and otherwise expressly modified by this Agreement).

(c)    Except as expressly amended hereby or specifically waived above, all of the terms and provisions of the Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.
(d)    The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein.
(e)    This Agreement is a Loan Document.
SECTION 8.    Execution in Counterparts
This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy, .pdf or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 9.    FATCA Treatment
For purposes of determining withholding Taxes imposed under FATCA, from and after the Effective Date, the Borrower and the Administrative Agent shall treat (and the Refinancing Lenders hereby authorize the Administrative Agent to treat) the Other Term Loans, Other Revolving Credit Loans and Other Revolving Credit Commitments as not qualifying as a "grandfathered obligation" within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
SECTION 10.    Governing Law
This Agreement shall be governed by and construed in accordance with the law of the State of New York.
SECTION 11.    Section Titles
The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section. Any reference to the number of a clause, sub-clause or subsection of any Loan Document immediately followed by a reference in parenthesis to the title of the section of such Loan Document containing such clause, sub-clause or subsection is a reference to such clause, sub-clause or subsection and not to the entire section; provided, however, that, in case of direct conflict between the reference to the title and the reference to the number of such section, the reference to the title shall govern absent manifest error.
SECTION 12.    Notices
All communications and notices hereunder shall be given as provided in the Existing Credit Agreement.
SECTION 13.    Severability
In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
SECTION 14.    Successors
The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns permitted by the Existing Credit Agreement.

SECTION 15.    Waiver of Jury Trial
EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 15 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

[SIGNATURE PAGES FOLLOW]

In Witness Whereof, the parties hereto have caused this Agreement to be executed by their respective officers, as of the date first written above.

Signature Pages on file with the Administrative Agent

[By executing this signature page, the signing institution agrees to “cashless roll” treatment of its existing Term Loans pursuant to Section 1(d) of the Amendment Agreement.]

SCHEDULE 1
Commitments
Other Term Loans
On file with the Administrative Agent

SCHEDULE 2
Commitments
Other Revolving Credit Loans
On file with the Administrative Agent

Exhibit A
REAFFIRMATION AGREEMENT

Each of the undersigned hereby acknowledges the terms of the Amendment Agreement, dated as of the date hereof (the “Agreement”), which amends the Credit Agreement, dated as of January 30, 2013 (as amended and restated as of November 7, 2016, the “Existing Credit Agreement” and, as amended by the Agreement, the “Amended Credit Agreement”; capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Existing Credit Agreement), by and among the Borrower, BRIGHT HORIZONS CAPITAL CORP., a Delaware corporation (“Holdings”), JPMORGAN CHASE BANK, N.A., as Administrative Agent and L/C Issuer, the Lenders and the other parties party thereto from time to time) and consents to the terms of the Agreement, including the transactions contemplated thereby, and the Amended Credit Agreement and the transactions contemplated thereby. Each of the undersigned hereby further (a) affirms and confirms its respective guarantees, obligations, liabilities and liens granted or incurred by it under the Loan Documents and (b) agrees that, notwithstanding the effectiveness of the Agreement and the transactions contemplated thereby, each such guarantees, obligations, liabilities and liens shall continue to be in full force and effect in accordance with the terms thereof.
This acknowledgment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy, .pdf or other electronic transmission shall be effective as delivery of a manually executed counterpart of this consent.
The terms of the Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.
This acknowledgment shall be governed by and construed in accordance with the law of the State of New York.
This acknowledgment is a Loan Document.
Dated as of May 8, 2017.
[SIGNATURE PAGES FOLLOW]

Acknowledged and agreed as of the date of the Agreement:
BRIGHT HORIZONS FAMILY SOLUTIONS LLC
BRIGHT HORIZONS CAPITAL CORP.
BRIGHT HORIZONS LLC
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